As filed with the Securities and Exchange Commission on June 18, 2002

                 U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            __________________

                                FORM SB-2
                          REGISTRATION STATEMENT
                                  Under
                        THE SECURITIES ACT OF 1933
                            (Amendment No. 2)
                      Commission File No. 333-83268

                     Food Palace International, Inc.
                     --------------------------------
           (Exact name of small business issuer in its charter)

       Nevada                           5411                 75-29887732
(State or other jurisdiction of   (primary standard         I.R.S. Employer
 incorporation or organization)    industrial code)  Identification Number)

                            3550 National Avenue
                        San Diego, California 92113
                     (619) 234-2156, Fax (619) 234-5406
                    ------------------------------------
       (Address and telephone number of principal executive offices)

                             Agent for Service:
                     Tolan S. Furusho, Attorney at Law
                       2200 112th Street, Suite #200
                         Bellevue, Washington 98005
                     (425) 452-8639, Fax (425) 452-8622

         (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration
Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check this box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                      CALCULATION OF REGISTRATION FEE


    Title of Each                   Proposed        Proposed
         Class of                    Maximum         Maximum
       Securities        Amount     Offering       Aggregate     Amount of
            to be         to be        Price        Offering  Registration
       Registered    Registered     Per Unit           price           Fee
    -----------------------------------------------------------------------
                        Maximum
     Common Stock     4,000,000        $1.00   $4,000,000.00       $956.00
                        Minimum
                         20,000        $1.00      $20,000.00
    -----------------------------------------------------------------------

__________________________________________________________________________
*This registration fee is calculated at $.000239 for the 4,000,000 shares of common stock offered based on the maximum aggregate offering price of the securities being registered in accordance with Rule 457 (c)."
__________________________________________________________________________

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (ss. 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(c) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

     The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





                                                                         2


                                 PROSPECTUS
                               June 18, 2002

                      FOOD PALACE INTERNATIONAL, INC.
                               "THE COMPANY"

                            3550 National Avenue
                        San Diego, California 92113
                     (619) 234-2156, Fax (619) 234-5406

          Title
         of Each                            Proposed          Proposed
        Class of                             Maximum           Maximum
       Securities          Amount           Offering         Aggregate
          to be             to be             Price           Offering
       Registered        Registered         Per Unit            Price
     -----------------------------------------------------------------
                           Maximum:
     Common Stock         4,000,000           $1.00     $4,000,000.00
                           Minimum:
                             20,000           $1.00        $20,000.00
     -----------------------------------------------------------------

     This is a self underwritten, best efforts offering on a minimum/maximum basis. This is not an underwritten offering by a registered broker/dealer. This offering will end on June 1, 2003. Funds derived from this offering will be deposited in a segregated account entitled "Food Palace International, Inc. Special Account", under the control of the management of the Company, until the minimum of 20,000 shares of common stock at $1.00 per share ($20,000) is sold. In the event that the minimum amount of 20,000 shares of common stock is not sold by the termination date of June 1, 2003, all funds shall be returned to the investor(s) in its entirely, without interest or deduction, on or before ten days after the termination date of June 1, 2003

     An investor is not limited to a minimum or maximum amount of shares of common stock allowed to be purchased, pending availability.

   No officer, director, affiliates or any related party may purchase the securities offered to meet the minimum of shares of common stock offered. Food Palace International, Inc.'s common stock is not listed on any national securities exchange or the NASDAQ Stock Market. Shortly after the Company may receive the minimum amount of proceeds sought in this prospectus, the Company intends to apply to have its shares of common stock traded on a regional exchange and/or the OTC Bulletin Board under the symbol "FPAL"; no assurance is given that the Company will receive such symbol.

             THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                  SEE "RISK FACTORS" BEGINNING ON PAGE 7

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     You should rely only on the information contained in this document. Food Palace International, Inc. has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.
                                                                          3

                             TABLE OF CONTENTS
                             ------------------

PART I - Prospectus                                                    Page
                                                                       ----
  Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . .6
  Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

  The Company Is In Its Earliest Stages Of Development,
   Has No Operating History, May Never Become Profitable
   And Is Subject To A "Going Concern" Qualification . . . . . . . . . . 10

  The Company Has Entered Into A "Non-Arms Length"
   License Agreement With An Affiliated Licensor With
   Similar Officers And Directors Which Could Possibly
   Compete With The Company. . . . . . . . . . . . . . . . . . . . . . . 11

  The Company's Dependence On Franchise Sales Agents
   Could Cause Delays In The Company Further And Fully
   Implementing Its Business Plan. . . . . . . . . . . . . . . . . . . . 11

  The Company's Dependence On Franchisees Or Joint Venture
   Owner/Operators For Sales Could Materially Adversely Affect
   The Company's Business And Operations . . . . . . . . . . . . . . . . 12

  The Company Is Materially Dependent Upon Key Management
   Who Will Devote Less Than Full Time And Attention To The
   Company's Business And Operations . . . . . . . . . . . . . . . . . . 12

  The Company's Competition Could Cause The Company's
   Business Plan To Be Materially Adversely Affected . . . . . . . . . . 13

  The Company May Have Overestimated The Marketability
   Of The Food Palace Format Which May Adversely Affect
   The Company's Business Objectives . . . . . . . . . . . . . . . . . . 13

  The Company's Potential Business Combinations Could Be
   Difficult To Integrate And May Disrupt Business Operations
   Resulting In Delays Or Business Failure And Could Result In
   Shareholder Dilution. . . . . . . . . . . . . . . . . . . . . . . . . 13

  The Company's Proceeds From The Minimum Offering Will
   Not Be Sufficient To Enable The Company To Further
   Implement Its Business Plan In Any Meaningful Way . . . . . . . . . . 14

  The Company May Need Additional Financing Which May Not Be
   Available . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

  The Company's Shares Of Common Stock Has No Prior Market
   And No Assurances Of A Market Being Created Or Sustained. . . . . . . 15

  The Company's Investors May Face Significant Restrictions
   On The Resale Of The Company's Shares of Common Stock Due
   To Federal Penny Stock Regulations And Blue Sky Laws. . . . . . . . . 15

  The Company's Board of Directors Has The Ability To
   Designate The Rights, Preferences And Privileges Of
   The Authorized Preferred Shares Which Could Cause
   Significant Common Share Dilution To the Investor . . . . . . . . . . 16


  Use Of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
  Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
  Determination Of Offering Price. . . . . . . . . . . . . . . . . . . . 21
  Plan Of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . 21
  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
  Directors, Executive Officers, Promoters And Control Persons . . . . . 22
  Security Ownership Of Certain Beneficial Owners And Management . . . . 25
  Description Of Securities. . . . . . . . . . . . . . . . . . . . . . . 26
  Interest Of Named Experts And Counsel. . . . . . . . . . . . . . . . . 27
  Disclosure Of Commission Position On Indemnification For
  Securities Act Liabilities . . . . . . . . . . . . . . . . . . . . . . 27
  Description Of Business. . . . . . . . . . . . . . . . . . . . . . . . 28
  Management's Discussion And Analysis Or Plan Of Operation. . . . . . . 31
  Description Of Property. . . . . . . . . . . . . . . . . . . . . . . . 34
  Certain Relationships And Related Transactions . . . . . . . . . . . . 34
  Market For Common Equity And Related Stockholder Matters . . . . . . . 36
  Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . 37
  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . 38


PART II - Information Not Required in Prospectus

  Indemnification Of Directors And Officers. . . . . . . . . . . . . . . 46
  Other Expenses Of Issuance And Distribution. . . . . . . . . . . . . . 46
  Recent Sales Of Unregistered Securities. . . . . . . . . . . . . . . . 47
  Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
  Undertakings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

Part I - Prospectus
-------------------
                            PROSPECTUS SUMMARY
                            ------------------
     The following summary of Food Palace International, Inc., "the Company", is qualified in its entirety by and should be read in conjunction with the more detailed information and the Food Palace International, Inc., and the predecessor company, Tejon Acquisition Corp.'s Financial Statements and notes appearing elsewhere in this Prospectus.

     The Company is a development stage company, with no income, and is entirely dependent upon this offering to commence any meaningful business operations.

     There is a minimum amount of 20,000 shares of common stock and a maximum amount of 4,000,000 shares of common stock offered for sale at $1.00 per share of common stock. This offering is on a best-efforts, self-underwritten basis, and not underwritten by a registered broker/dealer. Only Mr. Nazar Najor, the Company's Secretary/Treasurer and Director is allowed to sell these shares of common stock. There will be no commission paid on the sale of the shares of common stock in this offering.

     An investor is not limited to a minimum or maximum amount of shares of common stock allowed to be purchased, pending availability.

     All funds will be deposited into the segregated account entitled
"Food Palace International, Inc. Special Account", under the control of the Company's management, until the minimum amount of the offering (20,000 shares of common stock) has been achieved. In the event that the minimum amount of 20,000 shares of common stock is not sold by the termination date of June 1, 2003, all funds shall be returned to the investor in its entirety, without interest or deduction, on or before ten days after the termination date of June 1, 2003.

     There will be no affiliates of the Company allowed to purchase shares of common stock to achieve the minimum amount of the offering.

     The proceeds to the Company from the sale of shares of common stock will be used to further develop the business plan of the Company, less the
$15,000 in costs to register this offering.   See "Use of Proceeds".  All
investors are subject to the provisions of the Subscription Agreement and completion of the Prospective Purchaser Questionnaire, which includes the amount of shares of common stock purchased, the price of the shares of common stock, the provisions of receiving the share certificate(s), and representations and warranties that the purchaser is a qualified investor who must have a minimum net worth of $250,000 and annual individual income of $100,000 for each of the two predecessor years or a combined household income with spouse of $150,000 per year for the two predecessor years, or other substantial "sophisticated investor" indicators. The purchaser must complete a Prospective Purchaser Questionnaire and must comply with the minimum income and net worth provisions to be a qualified investor.

                              Investment Risks

     An investment in this offering involves a high degree of risk.  The
Company is a development stage company.   The  market  for  the Company's
business of owning, joint venturing and/or franchising specialty Latin American grocery, bakery, delicatessen and take out food stores and/or smaller and segmented variations of the "Food Palace" format is highly competitive, and the Company's "Food Palace" format of specialty Latin American grocery, bakery, delicatessen and take out food stores is not well known. The Company has not developed its potential market and, as such has no market acceptance. The Company, and its predecessor company, Tejon Acquisition Corp., has a limited operating history and a history of operating losses. The Company's, and its predecessor company, Tejon
Acquisition Corp., loss for the 12 months period ending   December 31, 2001
was $0.00. The Company's loss for the period ending March 31, 2002 was $7,203. Since inception of development stage on April 21, 1998, the Company and its predecessor, Tejon Acquisition Corp., has accumulated a deficit of $7,723. The Company may continue to incur net losses in the future and there is no assurance that the Company will ever be profitable.

Food Palace International, Inc.

     Food Palace International, Inc., formerly known as Tejon Acquisition Corp., is a development stage company which was incorporated in the State of Delaware on April 21, 1998 under the name of Tejon Acquisition Corp. Tejon Acquisition Corp. then implemented an agreement of merger and plan of reorganization with Food Palace International, Inc., organized in Nevada on January 23, 2002, to effect a change of domicile to the State of Nevada and a name change to Food Palace International, Inc. The date of the merger between Tejon Acquisition Corp. and Food Palace International, Inc. was January 25, 2002. The Company has a share capitalization of 100,000,000 shares of common stock, at a par value of $.001 and 10,000,000 shares of preferred stock, at a par value of $.001. The Company's executive offices are located at 3550 National Avenue, San Diego, California 92113. The Company does not pay rent or other office expense and is not expected or required to pay rent or office expenses until significant sales have been achieved.

      On September 18, 1998, Tejon Acquisition Corp., now known as Food Palace International, Inc., entered into a license agreement with Contexual Trading Company, Inc., a California corporation ("Contexual"), to develop Latin American specialty food grocery stores, complete with "on-site" tortilla factory, in-house bakery, delicatessen for inhouse consumption and take out foods, known as the "Food Palace" format within the territory of the United States of America and variations of the "Food Palace" format. The Company plans to further implement its business by owning, joint venturing or franchising the Company's "Food Palace" format and variations of the "Food Palace" format to attract full service and variation service
"Food Palace" format franchisees.    The determination as to whether the
Company will own outright, joint venture or franchise the proposed full service and variation service store is dependent upon the financial condition of the Company and other factors including, but not limited to, the amount of potential joint venture partners and franchisees which may be available to the Company. The Company's management has a business plan for
(1) Company owned, (2) joint venture partnership and (3) franchised stores and a business plan for full service specialty grocery stores, complete with the on-site tortilla factory, bakery and delicatessen for take out foods in a 10,000 square foot location, which is half the size of the Licensor's location, known as "Food Palace Supermarket". The Company has a business plan for (1) Company owned, (2) joint venture partnership and (3) franchise stores for smaller locations which would only include a minimum of grocery items, the Latin American bakery and take out food facility. These smaller projected Company owned, joint venture partnership and franchise locations could be utilized in a 3,000 square foot location to 7,500 square foot location depending on the demographics of the area, needs of the community, and the franchise capabilities of the franchisee. The Company's business plan is ideal for and conducive to joint ventures and other business combinations; also, the Company's business plan is ideally suited to a combination with an existing grocery store and/or delicatessen or take out food location which may want to implement the "Food Palace" format into their existing location.

     The Licensor, Contexual, has similar management, officers and director as the Company, including the Company's President and Board Chairman Daniel Najor is also President and Board Chairman of Contexual and Nazar Najor, the Company's Secretary/Treasurer and Director is a Director of Contexual. Contexual is only related to the Company as the Licensor to the "Food Palace" format and is not a potential joint venture partner of the Company. Contexual started the first "Food Palace Supermarket", a Latin American grocery store with related services in 1974 in San Diego, California, within a 21,000 square foot facility. This store, known as the "Food Palace Supermarket", is owned entirely by Contexual. The existing "Food Palace Supermarket" store, has 130 full and part time employees and has developed its own specialty food line which is marketed under the tradename of "Azteca" products. The name, "Azteca", is not trademarked. The management of the Company and Contexual have similar officers and directors. The Company will use this location as a model for future stores and franchise store sales. Management of the Company believes that the Latin American food segment is growing and that there is a potential market in areas with a large Latin American population and in other areas where Latin American food is popular. This relatively new format in the specialty grocery industry and take out food providers gives the consumer a large selection of packaged and take out Latin American food products. The Company is researching the franchise industry for a franchise specialist consulting and marketing firm to market the various the Company's franchise formats to potential franchisees.

Market Opportunity

     Management of the Company believes that the affordable and high quality Latin American specialty food products, located within a grocery, bakery, delicatessen and take out food store could have a viable market within various urban areas including those with or without a large Latin American population. Certainly, the first target areas shall be those with a Latin American influence. As the Company is solely dependent upon this offering to commence and sustain any meaningful business operations, it is highly unlikely that the Company will be able to commence and sustain operations unless the maximum amount, or at least 25% of the maximum proceeds are received and accepted by the Company is sold to investors by way of this offering by the termination date of June 1, 2003. Management also states that time is of the essence in the obtaining of financing to enable the Company to further implement its business, and commence any meaningful business operations.

     The Company intends to further implement its business plan by entering into a number of joint venture partnerships and/or franchise agreements for other owner/operators to own the Company's full service and variation locations. The joint venture partnerships will be evaluated on a "location by location" basis as the potential joint venture partnership will be dependent upon the percentage of ownership of the joint venture partnership, the cost and "Food Palace" format to be used and the cost of the location selected. The franchise plan is for the franchisee to pay a franchise fee of $50,000 to $150,000 to the Company, depending on the format of the franchise locations either full service or variation service store, along with a 5% royalty on gross revenues. The Company then pays the Licensor, Contexual, a 1% of that 5% or 20% of the royalty income. The Company also pays the Licensor, Contexual, 10% of the proposed franchise fee or $5,000 for the $50,000 limited franchises and $15,000 for the $150,000 full service franchises. The current model for the Company's proposed franchise programs, both full service grocery and take out food facilities, and the smaller variation franchises, is owned by the Licensor, Contexual, and located within a facility of over 21,000 square feet. The Company has suggested that full service franchisee utilize a location of approximately 10,000 square feet to maximize profitability per square footage. A Company's full service franchise location can be opened and stocked for $1,000,000. The franchisee must also pay the $150,000
franchise fee to the Company.   It is suggested, and will probably be
required, that the franchisee have a $500,000 cash surplus over and above the opening costs and franchise fees to advertise and sustain the business for the first six months. The Company's management suggests that the smaller bakery and take out food franchises have a surplus of $250,000 in operating capital to sustain the business for the first six months. This cash surplus is in addition to the $50,000 in franchise fees paid to the Company. The Company's management has developed programs for the franchisees to help them implement and manage the proposed large and small franchise locations. At the present time, the Company has not filed their franchise plans and related documents with the Federal Trade Commission and has not initiated any legal research or incurred any legal expense in the preparation of the documents for the Federal Trade Commission. There are no potential franchise owners and the Company must start to solicit their potential franchise owners as soon as they have operating funds. In the event that only the minimum amount of the offering is achieved or if only a small portion of the offering is achieved then the Company will only be able to develop the franchise programs as permitted by the funds available.


          Name, Address, and Telephone Number of Registrant

          Food Palace International, Inc.
          3550 National Avenue
          San Diego, California 92113
          (619) 234-2156 phone; (619) 234-5406 fax


The Offering


      The Company is offering up to 4,000,000 shares of its common stock at $1.00 per share. The Company intends to have a licensed broker/dealer apply to the OTC Bulletin Board and/or a regional stock exchange, such as the Boston Stock Exchange (BSE), providing that the Company meets the listing criteria of the BSE, following the effectiveness of this filing with the Securities and Exchange Commission.


                                RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the shares of common stock of the Company. Investing in the Company's shares of common stock involves a high degree of risk. Any of the following risks could materially adversely affect the business of the Company, it's financial condition and operating results. These risks factors could result in a complete loss of your investment.

                             Investment Risks

     An investment in this offering involves a high degree of risk. The Company is a development stage company. The market for its products and services is not yet established, and the Company has not achieved market
exposure  and  therefore,  there is no market acceptance.   The Company,
and its predecessor company, Tejon Acquisition Corp., has a limited operating history and a history of operating losses. The Company's, in its predecessor company, Tejon Acquisitions Corp., loss for the twelve months ended December 31, 2001 was $0.00. The Company's loss as of March 31, 2002, was $7,203. The Company incurred losses of $7,723 since their development stage inception period commencing April 21, 1998 until March 31, 2002. The Company may continue to and is most likely to incur net losses in the future.


Risks Related to Food Palace International, Inc.'s Business:

The Company Is In Its Earliest Stages Of Development, Has No Operating
----------------------------------------------------------------------
History , May Never Become Profitable And Is Subject To A "Going Concern"
-------------------------------------------------------------------------
Qualification.
--------------
     The Company is in the early stages of development. The Company's only asset is a license which allows the Company to own outright, joint venture or franchise Latin American specialty grocery, bakery, delicatessen, and take out food stores. The concept of specialty grocer, bakery, delicatessen and take out food stores is not yet well known in the marketplace. The Company's format of franchising and/or joint-venturing Latin American grocery, bakery, delicatessen and take-out food stores and business requires further exposure and development before it can be a marketable and recognized alternative to conventional grocers, with specialty food sections, and take out food providers. Further, even if the Company's format of specialty grocery, bakery, delicatessen and take out food stores and business becomes fully developed and marketable, the Company could fail before fully implementing its business plan. It is a "start up" venture, which may incur net losses for the foreseeable future. The Company has no financial operating history, and it may face unforeseen costs, expenses, and problems that will prevent it from becoming profitable. The Company has only recently commenced its business and the Company is entirely dependent on this offering to commence any meaningful business operations. There is no assurance that the Company will ever operate profitably in the future and that it will be able to further implement its business plan of creating Latin American specialty grocery, bakery, delicatessen and take out food store locations, or smaller segment variations, either by joint venturing, franchising the "Food Palace" format or obtaining company owned stores. Even if the Company is successful in the further implementation of its business plan by obtaining the necessary financing to commence operations, there is no assurance that the Company
will be able to continue as a going concern.   According to the Company's
auditors, Anderson, Anderson & Strong in its report to the Board of Directors of Food Palace International, Inc. issued with the January 31, 2002 financial statements, "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in
Note 4." In Note 4 to the Company's Financial Statement: "The Company intends to further develop the license agreement outlined in Note 3, however, the Company does not have the working capital necessary to be successful in this effort. Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing which will enable the Company to operate for the coming year." Specifically, the auditor of the Company has stated that there is substantial doubt that Food Palace International, Inc. will be able to continue as a "going concern".


The Company Has Entered Into A  "Non Arms Length" License Agreement With
------------------------------------------------------------------------
An Affiliated Licensor With Similar Officers And Directors Which Could
----------------------------------------------------------------------
Possibly Compete With The Company.
----------------------------------
     The Company's President, Daniel Najor and its Secretary/Treasurer, Nazar Najor, are officers and directors of the Licensor, Contexual, and have formed the Company to be the expansion, joint venture and franchise "arm" and marketer of the Food Palace Supermarket format. Even though Mr. Daniel Najor and Mr. Nazar Najor, through Contexual, can open other Food Palace Supermarket locations within the United States of America, and elsewhere, the License Agreement with Contexual provides that Contextual cannot work with another franchising group or corporation to open additional Food Palace Supermarket locations. Even though it is the intent of Mr. Daniel Najor and Mr. Nazar Najor, through Contexual, to open only one or two additional specialty Food Palace Supermarket grocery stores, there is no legal restriction to prevent Contexual from opening other Food Palace Supermarket locations in the future. It is possible that in the course of Contexual's daily business that Daniel Najor and/or Nazar Najor may find a location which would be suitable to a potentially profitably specialty Latin American grocery, bakery, delicatessen and take out food store and open that location for Contexual. The Company's name of "Food Palace International" is not trademarked. It is conceivable that the Company will seek a tradename which would be suitable to the Company's "Food Palace" format to obtain the name recognition necessary in any successful franchise program. At the present time, there is no such name designated or contemplated for the Company and any such tradename is yet to be determined.


The Company's Dependence On Franchise Sales Agents Could Cause Delays In
------------------------------------------------------------------------
The Company Further And Fully Implementing Its Business Plan.
-------------------------------------------------------------

      The Company is dependent upon salaried and commissioned franchise sales agents to provide potential franchise owners for the various Latin American grocery full service and variation service locations. The franchise industry is inundated with franchised food projects. There is no assurance that the Company will be able to attract and sell the Company's franchise format to potential franchisees. If the Company does not achieve franchise sales to potential franchise owners, this may have a material adverse effect on its business, financial condition and operating results.

The Company's  Dependence On Franchisees Or Joint Venture  Owner/Operators
--------------------------------------------------------------------------
For Sales Could Materially Adversely Affect The Company's Business And
----------------------------------------------------------------------
Operations.
-----------

      The Company is materially dependent upon the franchisees or joint venture owner/operators of the proposed Company locations to consummate the franchise Latin American grocery, bakery, delicatessen and take out food sales. Should these franchisees or joint venture owner/operators not be able to complete the expected sales generated by advertising methods, then the Company will not have an adequate franchise or joint venture income to sustain an on going business which could materially adversely affect the Company's business and operations.

The Company Is Materially Dependent Upon Key Management Who Will Devote
-----------------------------------------------------------------------
Less Than Full Time And Attention To The Company's Business And Operations
--------------------------------------------------------------------------

     Mr. Daniel Najor is serving as the Company's President and Board Chairman, with no set compensation. Mr. Nazar Najor is serving as the Company's Secretary/Treasurer and Director. Each of these officers and directors has received 250,000 shares of the Company's common stock as incentive to organize and further implement the Company's business plan. The loss of Mr. Daniel Najor's and/or Mr. Nazar Najor's services may hamper the Company's ability to further implement its business plan. The Company is dependent upon Mr. Daniel Najor's and Mr. Nazar Najor's entrepreneurial skills and experience to further implement the Company's business plan and their services would be difficult to replace. Mr. Daniel Najor's and Mr. Nazar Najor's time is not solely dedicated to the Company and this fact may result in delay(s) in the completion of potential market development and further implementation of the business plan. Upon the Company obtaining the minimum proceeds, Mr. Daniel Najor plans to dedicate approximately 8 hours per week to the Company's business. In the event that 25% of the maximum proceeds are received by the Company ($1,000,000), Mr. Daniel Najor plans to spend at least 8 hours per week to the Company's business. Mr. Nazar Najor plans to devote 5 hours per month to the officer and director duties of the Company whether the minimum or maximum amount of proceeds are received. The Company has no employment agreements with Mr. Daniel Najor and Mr. Nazar Najor, and there is no assurance these individuals will continue to manage the Company's affairs in the future. The Company has not obtained key man life insurance on Mr. Daniel Najor or Mr. Nazar Najor and there are no present plans to obtain such insurance. As the Company has not yet commenced any meaningful operations, investors do not have any financial history to evaluate the merits of the Company's business activity, therefore, investors should carefully and critically assess the background of Mr. Daniel Najor and Mr. Nazar Najor. Daniel and Nazar Najor are brothers and have been in various businesses both together and solely prior to this offering. See "Directors and Executive Officers".
The possible lack of time and attention to the business of the Company could result in delays in fully implementing the business plan or business failure.

The Company's  Competition  Could  Cause The Company's Business Plan To Be
--------------------------------------------------------------------------
Materially Adversely Affected.
------------------------------

     Although the Company has not  conducted  any  market  research  on the potential Latin American grocery, bakery, delicatessen and take out food market for the Company's Latin American specialty grocery store and related services format and system, management of the Company recognizes that there is intense competition in the grocery, bakery, delicatessen and
take out food industry.   Many competitors are publicly held corporations
with vast capital resources, multiple locations and regional and/or national name recognition. There is a strong possibility that the specialty food markets, such as Latin American, Asian and Middle Eastern specialty foods may be totally incorporated into the major supermarkets as a result of neighborhoods becoming more culturally diverse. In this event, the specialty grocery, bakery, delicatessen and take out food stores would be, to some extent, blended into the mega supermarkets resulting in the decline of the specialty grocery and food store. The Company's Licensor, Contexual, could possibly compete with the Company in the opening of full service and segmented variation stores. These and other competitive events, could cause the Company's business plan could be materially adversely affected.


The Company May Have Overestimated The Marketability Of The Food Palace
-----------------------------------------------------------------------
Format Which May Adversely Affect The Company's Business Objectives.
--------------------------------------------------------------------

     There is the possibility that the Company has over-estimated the potential Latin American specialty grocery, bakery, delicatessen and take out food market and the formatted variations of the franchised and joint venture store locations. The Company has not conducted any meaningful market studies of the specialty grocery, bakery, delicatessen and take out food business and is only entering into the Company's business plan due to the success of the Food Palace Supermarket in San Diego, California. There is no assurance that this business will be successful in other areas or with other day to day management.

The Company's  Potential  Business  Combinations  Could Be Difficult To
-----------------------------------------------------------------------
Integrate And May Disrupt Business Operations Resulting In Delays Or
--------------------------------------------------------------------
Business Failure And Could Result In Shareholder Dilution.
----------------------------------------------------------

      The Company's management believes that the "Food Palace" format and business plan is ideal for and conducive to business combinations such as joint venture partnerships and other potential business combinations in the grocery and food business. The Company may also integrate some of its "Food Palace" format into existing grocery stores. Due to the perceived synergy with the "Food Palace" format and its business plan, there may be other business combinations with entities such as food manufacturers, Latin American food merchandisers and other such businesses within the grocery and food industries.

      In the event of an acquisition in the grocery or food related industry, business combination, or joint venture partnership, the ownership interests of the holders of existing shares of the Company's common stock could possibly be diluted.

     Any grocery or food related asset acquisition or business combination would likely include the issuance of the Company's shares of common stock, which would dilute the ownership interest of holders of existing shares of common stock, which could result in a majority of the voting power being transferred to new investors.

      Any acquisition of a business or business combination may be difficult to integrate and could disrupt the Company's ongoing business, distract management and employees and increase operating expenses. If the Company enters into a business combination with another company, it could face difficulties in assimilating that company's personnel and operations. The Company may not be successful in integrating any acquisition into its then current business operations. In addition, the key personnel of a potential "combined" company may decide not to work for the Company. Any grocery industry or food related acquisition, business combination and joint venture partnership would also involve the need for integration of administration, services, marketing, and support efforts. Any amortization
of goodwill or other assets, or other charges resulting   from the costs of
these acquisitions, business combinations and joint venture partnerships could limit the Company's potential profitability, potential dilution of the ownership interest of the shareholder and could possibly decrease the value of its stock.

Financial Risks

The Company's Proceeds From The Minimum Offering Will Not Be Sufficient To
--------------------------------------------------------------------------
Enable The Company To Further Implement Its Business Plan In Any Meaningful
---------------------------------------------------------------------------
Way.
----

     Should the Company only receive the minimum proceeds from this offering of $20,000, the Company would only be able to pay the costs of the offering of $15,000, leaving a balance of $5,000 to apply for a listing on the OTC Bulletin Board and for general corporate purposes. The Company would not be able to further implement its business plan or to commence meaningful operations if only the minimum proceeds are received.

The Company May Need Additional  Financing  Which May Not Be Available
----------------------------------------------------------------------

     The Company's success will materially depend in part on its ability to raise investment capital through this offering in order for the Company to further implement its business plan and achieve meaningful business operations. The minimum proceeds, if received, will only enable the Company to make application for a listing on the OTC Bulletin Board, pay for the cost of the offering, but will not enable the Company to proceed in any meaningful way with its business plan. Management believes that the Company will require 25% of the maximum proceeds or $1,000,000 from this offering in order to implement any meaningful business operations, which will include the implementation of the Company's franchise sales program, the funds for the advertising and marketing to sustain the franchise sales program and funds for general corporate purposes; if the Company receives 50% of the maximum proceeds or $2,000,000 from this offering, the Company will be able to own and operate one full service or two format variation smaller stores, implement the franchise program, and be able to sustain operations for up to approximately 12 months. Should the Company receive the maximum proceeds from this offering, the Company would be able to own and operate two full service or four format variation smaller stores, fully implement the franchise program and be able to sustain operations for up to approximately 36 months. However, if the Company decides to accelerate any element of its business plan, including but not limited to the sales and marketing of the "Food Palace" format, Callingcard may require additional capital to effectually accelerate its business plan. In that event, the Company may need additional financing and there are no commitments to
provide  additional  funds.   The Company has not investigated the
availability, source or terms that might govern the acquisition of additional financing.

Risks Related to the Securities Market

The Company's Shares Of Common  Stock Has No Prior  Market And No
-----------------------------------------------------------------
Assurances Of A Market Being Created Or Sustained.
--------------------------------------------------

     There is no public market for the Company's common stock and no assurance can be given that a market will develop and be sustained or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of the Company's common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for the Company's common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a
significant impact on the market price of the Company's securities.   Due
to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in the Company's shares of common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in the Company and could cause an investor to lose all or part of the investment.

The Company's Investors May Face Significant Restrictions On The Resale
-----------------------------------------------------------------------
Of The Company's Shares Of Common Stock Due To Federal Penny Stock
------------------------------------------------------------------
Regulations And State Blue Sky Laws.
------------------------------------

     In addition, the Securities and Exchange Commission has adopted a
number of rules to regulate "penny stocks."   Because  the Company's
securities may constitute "penny stock" within the meaning of the rules, the rules would apply to the Company and its securities which may be trading at less than $5.00 per share. The rules may further affect the ability of owners of the Company's shares of common stock to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

     Because the Company's securities have not been registered for resale under the blue sky laws of any state. The holders of such shares of common stock and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell or purchasers to buy the Company's securities. Each state has its own securities laws, often called "blue sky laws", which restricts sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration. This governs the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state or otherwise be exempt from registration. The Company does not know whether its stock will be registered under the laws of any states

     Accordingly, investors should consider the potential secondary market for the Company's securities, if any, to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification and could cause the investor to lose all or part of the investment.


The Company's Board Of Directors Has The Ability To Designate The Rights,
-------------------------------------------------------------------------
Preferences And Privileges Of The Authorized Preferred Shares Which Could
-------------------------------------------------------------------------
Cause Significant Common Share Dilution To The Investor.
--------------------------------------------------------

     The Company's Articles of Incorporation and Bylaws allow the Board of Directors to issue Preferred Shares and to designate what those preferences
are as opposed to the common  shareholders.   The Company could issue
preferred shares for assets or financing and the Company's Board of Directors would have the sole authority to designate the rights related to those preferred shares, including but not limited to voting, dividends,
other distributions and liquidation rights.   Such preferred shares may
have a conversion feature into a pre-determined amount of shares of common stock which could affect the control of the management of the Company.
This conversion from preferred shares to shares of common stock would cause
dilution to the investors' shares of common stock.   Such rights of
preferred shareholders could cause significant dilution to the investor.


                              USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 4,000,000 shares of common stock offered by the Company, at the public offering price of $1.00 per share, is $4,000,000, less the cost of the offering which is estimated to be $15,000, or $3,985,000. This Offering is a self-underwriting and Mr. Nazar Najor, Secretary/Treasurer and Director of the Company is solely responsible for the sale of the stock. There is no commission being paid to Mr. Nazar Najor for the sale of the shares of common stock.

     If only the minimum amount of 20,000 shares of common stock is sold, then the entire amount of $20,000 shall be used to pay for the offering fees and the Company would have a surplus of $5,000 for the application to trade its shares of common stock on the OTC Bulletin Board and for general corporate purposes. Investors should be aware that if the Company is only able to sell the minimum amount of shares of common stock registered for sale in this offering ,there is no assurance that the Company will be able to obtain any additional financing which would possibly make the Company's share of common stock decrease substantially or to become worthless. If the maximum amount of shares of stock are sold by way of this offering, if 50% of the shares of common stock are sold by way of this offering and if 25% of the shares of common stock are sold by way of this offering, the Company plans to use the net proceeds in the following manner:

        Net Proceeds if all shares of common stock (4,000,000 @$1.00) are sold by the Company: $4,000,000
                 $2,000,000 -  Two Company Owned Full Service Stores*
                    500,000 -   Franchise Program
                    500,000 -   Advertising and Marketing
                    500,000 -   Food Processing and Brand Manufacturing for
Franchise Locations
                    485,000 -   General Working Capital
                     15,000 -   Offering Expense
                Total Use of Proceeds: $4,000,000

        Net Proceeds if 50% of the shares of common stock (2,000,000 @$1.00) are sold by the Company: $2,000,000

               $1,000,000 - One Company Owned Full Service Store or Two Smaller Company Owned Stores*
                    500,000 -  Franchise Program
                    250,000 -  Advertising and Marketing
                    235,000 -  Working Capital
                     15,000 -  Offering Expense
                Total Use of Proceeds:  $2,000,000

        Net Proceeds if 25% of the shares of common stock (1,000,000 @$1.00) are sold by the Company: $1,000,000
                  $500,000 -  Franchise Program
                   200,000 -  Advertising and Marketing
                   285,000 -  Working Capital
                    15,000 -  Offering Expense
                Total Use of Proceeds: $1,000,000

        Net Proceeds if the minimum amount of shares of common stock are sold by the Company: $20,000
                These funds will be used for the expenses of the offering, $15,000, and the balance of the $5,000 will be used for the listing of the Company's shares on the OTC Bulletin Board and for general corporate expenses.

     * The Company's business plan involves the owning and operating of Company owned stores for the potential cash flow and also for an additional Company owned model for potential franchise purchasers. The Company does not intend to purchase any Company owned stores from an affiliate and there are no stores or locations which are designated for Company store
locations.   The proposed Company owned store(s) will be in locations with a Latin American population influence or other indicators of potential Latin American grocery store acceptance. At the present time, the Company has no particular location in mind, however management believes that the Southwestern states of California, Arizona and New Mexico are the first areas to research for possible store locations.
                                                                         17


      The first priority in the use of proceeds is that to further implement the franchise and joint venture partnership program for the proposed "Food Palace" locations. The method of ownership, whether the location(s) will be Company owned, joint venture partnerships or franchises, is dependent on the amount of proceeds received in this offering, availability of suitable locations and other factors. The advertising and marketing expense is the next priority to achieve a customer base for franchise and joint venture partnership sales and for consumer sales of all proposed locations. The amount of the shares of common stock sold in the offering will determine how many markets (cities) the Company business plan will be further implemented and to whether the Company will own the full service or variation service locations or whether the Company will need to open locations with joint venture partners or franchisee. If the maximum amount of shares of common stock are sold, then the Company will seek to further implement its plan in the South Western region of the United States as stated in the "Use of Proceeds"; if less than the maximum is sold, then the Company will further implement its business plan accordingly.

     In the event that the Company is not successful in their first, second market or subsequent markets, if any, and if the Company has exhausted all possibility of continuing with the Company's Food Palace grocery store
format,   then  Management  will  seek  other   profitable  related
potentially profitable business opportunities within the same general industry and the Company will act accordingly with the funds remaining. At this time, there is no plan to dedicate any funds to any other business which is not related to the Company's business plan . The Company will continually evaluate other related business opportunities that may be available to it, whether in the form of related asset acquisitions or
other related business  combinations.   The Company may use a  portion  of
the proceeds for these purposes only if the Company's business is proven to be unsuccessful and there are no plans to spend any of the proceeds
on  other  business.   The Company  is not currently a party to any
contracts  pertaining  to the  acquisition  of store locations or any real
estate.   The Company is not a party to any letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions other than that as described herein. The Company has not investigated any other business opportunity at this time and does not plan to do so unless the Company's business and format is not a viable business.

     The Company has not yet determined the specific amounts of "net proceeds" to be used specifically in the general categories as described herein. Accordingly, the Company's management will have significant flexibility in applying the net proceeds of the Offering.

                                 DILUTION

     The Company is authorized to issue a substantial number of shares of common stock, up to the authorized share capital of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, in addition to the shares of common stock comprising the shares of common stock in this offering. The preferred stock can be issued in such series and with such designating rights and preferences as may be determined by the Board of Directors at its sole discretion. In the event that the Company does not achieve the maximum by way of this offering, the Company will require significant additional financing to fully implement its business plan, and such funding could entail the issuance of a substantial number of additional shares of common stock which could cause a material dilution to investors in this offering.

                                                                         18


     As of March 31, 2002, the Company had a net palace book value of $0.00. The following table sets forth the dilution to persons purchasing shares of common stock in this offering without taking into account any changes in the Company's net tangible book value, except for the sale of the shares of common stock in this offering at a price of $1.00 per share of common stock. The net tangible book value per share of common stock is determined by subtracting the total liabilities from the tangible assets, divided by the total number of shares of common stock outstanding. The following tables reflect the dilution if (1) the minimum amount of shares of common stock are sold in this offering; (2) the midpoint amount of shares of common stock are sold in this offering (2,00,000 shares of common stock); and (3) the maximum amount of shares of common stock are sold in this offering.


                                    After                                    After
                      Prior to    Sale of                      Prior to    Sale of
                    Sale (Jan.     20,000                    Sale (Jan.  1,000,000
                     31, 2002)     Shares                     31, 2002)     Shares
  ---------------------------------------  ---------------------------------------
  Number of                                Number of
  Shares            4,3320,000  4,340,000  Shares             4,320,000  5,320,000
  ---------------------------------------  ---------------------------------------
  Public offering                          Public offering
  price per share         n/a       1.00   price per share          n/a       1.00
  ---------------------------------------  ---------------------------------------
  Net tangible                             Net tangible
  book value per                           Book per
  share of common                          share of common
  stock before                             stock before
  the offering                         .0  the offering                         .0
  ---------------------------------------  ---------------------------------------
  Pro forma net                            Pro forma net
  tangible book                            tangible book
  value per                                value per
  share of                                 share of
  common stock                             common stock
  after the                                after the
  offering                          .0043  offering                          .3162
  ---------------------------------------  ---------------------------------------
  Increase to                              Increase to
  net tangible                             net tangible
  book value                               book value
  per share                                per share
  attributed                               attributed
  to purchase                              to purchase
  of common                                of common
  stock by                                 stock by
  new investors                     .0043  new investors                     .3162
  ---------------------------------------  ---------------------------------------
  Dilution of                              Dilution of
  new investors            n/a       .996  new investors            n/a       .684
  ---------------------------------------  ---------------------------------------


                                                                                   19



                                    After
                      Prior to    Sale of
                    Sale (Jan.     20,000
                     31, 2002)     Shares
  ---------------------------------------
  Number of
  Shares            4,3320,000  4,340,000
  ---------------------------------------
  Public offering
  price per share         n/a       1.00
  ---------------------------------------
  Net tangible
  book value per
  share of common
  stock before
  the offering                         .0
  ---------------------------------------
  Pro forma net
  tangible book
  value per
  share of
  common stock
  after the
  offering                           .48
  ---------------------------------------
  Increase to
  net tangible
  book value
  per share
  attributed
  to purchase
  of common
  stock by
  new investors                       .48
  ---------------------------------------
  Dilution of
  new investors            n/a        .52
  ---------------------------------------


     The Company's net tangible book value per share of common stock is determined by dividing the number of shares of common stock outstanding into the net tangible book value.

      On May 3, 1998, 200,000 restricted shares of common stock were issued to the officers and directors of the Company; 100,000 to Daniel Najor and 100,000 to Nazar Najor for organizational and management services from April 21, 1998 to December 31, 2001. On January 24, 2002, 300,000
restricted shares of common stock were issued to the officers and directors of the Company; 150,000 to Daniel Najor and 150,000 to Nazar Najor for management services from January 1, 2002, to December 31, 2002. There is no plan to further compensate the officers and directors until the business is further implemented and sales are achieved. At that time, the officers and directors services will be assessed. On September 18, 1998, 3,500,000 restricted shares of common stock were issued to Contextual Trading Co., Inc. or assigns, in exchange for a license for the rights to open Food Palace grocery store locations, under the name "Food Palace" or another mutually agreed to name, within the United States of America. On September 24, 1998, 300,000 restricted shares of common stock were issued to Contexual Trading Co., Inc., or assigns, in exchange for management services pertaining to the license agreement pursuant to the development of the Company's business plan for company owned, joint venture and franchise
locations.   These issuances are to be considered as a "non-arms length"
transaction.

     This offering itself involves immediate and substantial dilution to investors. Any shares of common stock issued or shares of preferred stock issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of shares of common stock purchased in this offering.

                      DETERMINATION OF OFFERING PRICE

     The Company arbitrarily determined the price of the shares of common stock in this Offering. The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                            PLAN OF DISTRIBUTION

     The Company  intends  to sell a minimum  of 20,000  shares of common
stock and a maximum  of  4,000,000   shares  of  its  common  stock  to
the public on a self-underwriting "best efforts" basis. There can be no assurance that any of these shares of common stock will be sold. This offering may only be sold by Nazar Najor, the Company's Secretary/Treasurer and Director. There is no commission being charged to the Company. The gross proceeds to the Company will be $4,000,000, less the $15,000 in offering costs, netting the Company $3,985,0000, if all the shares of common stock offered herein are sold by the Company. The gross proceeds to the Company will be $20,000 if only the minimum amount of shares of common stock offered herein is sold by the Company and in that event, the Company will be able to pay the offering costs of $15,000 and obtain a surplus of $5,000 which will be used to apply for a listing of the Company's shares of common stock on the OTC Bulletin Board and for general corporate expense. In the event that the Company sells shares of common stock in the offering, no commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, in connection to any person or firm in connection with solicitation of sales of the shares of common stock. No public market currently exists for the shares of the Company's common stock. The Company intends to have a licensed broker/dealer apply to have its shares of common stock traded on a regional stock exchange and/or the OTC bulletin board under the symbol "FPAL", however no assurances are given that the Company will be able to obtain such symbol.

All prospective purchasers will be subject to the provisions of the
Subscription Agreement,  Exhibit  4.2,  and   Prospective   Purchaser
Questionnaire.   The Subscription Agreement will have the amount of shares
of common stock to be purchased, the price of the shares of common stock, how to send funds and other provisions and information of the purchaser. In the Prospective Purchaser Questionnaire, the prospective purchaser of shares of common stock of this offering needs to meet the minimum income and net worth requirements in order to be deemed as a qualified investor. If the prospective purchaser of shares of common stock in this offering does not meet the income and net worth requirement, then the Company will reject such Subscription Agreement and return all funds, if
received.   A "qualified investor" for this offering is one who has a
minimum net worth of $250,000 and an annual individual income of $100,000 for each of the two predecessor years or a combined income with spouse of $150,000 for each of the two predecessor years, or other "sophisticated investor" indicators. There is no escrow agreement for the funds and all funds will be deposited in the "Food Palace International, Inc. Special Account", a segregated account, controlled by the Company, until the minimum amount of the offering has been received and accepted by the Company. If the minimum amount of the offering is not received and accepted by the termination date of June 1, 2003, than all funds will be promptly returned to the investor(s), without interest or deduction, within ten days following the termination date of June 1, 2003.

                             LEGAL PROCEEDINGS

     The Company is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings threatened or anticipated against the Company or its property by any entity or individual or any legal proceedings contemplated by any governmental authority.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, SIGNIFICANT
                      EMPLOYEES AND CONTROL PERSONS

     The following table sets forth the name, age and position of each director and executive officer and control person of the Company.


     NAME             AGE     POSITION
     -------------------------------------------------------------------
     Daniel Najor     48      President, Board Chairman

     Nazor Najor      57      Secretary/Treasurer and Director
     -------------------------------------------------------------------

     On April 24,1998, the Board of Directors was elected and installed. Nazar Najor was President and Board Chairman and Daniel Najor was Secretary/Treasurer and Director. In January, 2002, when the predecessor corporation, Tejon Acquisition Corp., a Delaware corporation, facilitated a merger and change of domicile to the state of Nevada and change of name to Food Palace International, Inc. At that time, Mr. Daniel Najor became President and Board Chairman and Mr. Nazar Najor became Secretary/Treasurer and Director. The Company's Bylaws provide for their officers and directors to serve for a term of 2 years, unless otherwise notified by way of a Board of Directors Meeting. Shareholders of common stock can elect new directors at an annual general shareholders meeting or extraordinary or special shareholders meeting which would take precedence over the 2 year term provision in the Company's Bylaws. Therefore, the officers and directors will be elected for one-year terms at the annual shareholders' meeting. The officers will hold their positions at the pleasure of the Board of Directors.

     Daniel Najor, President and Board Chairman:
     -------------------------------------------
     Originally from Detroit, Michigan, Daniel Najor started his business career in the grocery business and in 1974, at the age of 21, purchased his first supermarket, Great Scott Supermarket in Lakeside, California with his brothers. Great Scott Supermarket was over 14,000 square feet and had gross sales of $7,000,000 per annum. Mr. Daniel Najor owned 25% of that store and sold it two years later. Mr. Najor has over 25 years experience in the grocery business, food retailing, food manufacturing, cost controls, and all facets of grocery and fresh food preparations. Mr. Najor presently operates the day to day activity of the "Food Palace Supermarket" grocery store, owned by Contexual Trading Company, Inc., the Licensor to the Company. This location is over 21,000 square feet, has 130 full and part time employees, and has an annual sales volume in excess of $12 million.

     Mr. Najor has been involved in the financing business since 1984 and has completed over $200 million dollars in financing pertaining to real estate and corporate finance. Daniel Najor is President of DLN Financial, Inc. since its inception in 1986. Mr. Najor also served as a director of Cypress Financial Services, Inc., a publicly held company from 1996 to 1997; Cypress Financial Services was in the financial services and financial collection industry.

     Mr. Najor is an experienced business executive and is also the President, Co-Founder and Director of Contexual Trading Company, Inc. , former Board Chairman and Founder of Virtual Gaming Technologies, Inc., "VGTI", a publicly held company. Mr. Najor is also Board Chairman and Founder of Callingcard Industries, Inc. and Board Chairman and Founder of Tierra Telecom, Inc.

     Mr. Najor has been married 19 years with 3 children, ages 17 15 and 4. Daniel Najor is a licensed pilot, enjoys business, travel, founding technology and other business projects and golf.

Summary of Business Experience of Daniel Najor within the last five years:

Current Positions:
     President & Board Chairman   January, 2002 to present   Food Palace
          International, Inc.  Duties include setting policy
          and the further implementation of the Company's business plan, the financing of the business plan and all other aspects of the day to day activity. Secretary/Treasurer & Director from April, 1998 to January, 2002 of Food Palace's predecessor company, Tejon Acquisition Corp.
     President & Board Chairman   January, 2002 to present   Callingcard
          Industries, Inc. Duties include setting policy and the further implementation of the Company's business plan, the financing of the business plan and all other aspects of the day to day activity. Secretary/Treasurer & Director from April, 1998 to January, 2002 of Callingcard's predecessor company, Tver Acquisition Corp.

     Board Chairman   1996 to present   Virtual Gaming Technologies, Inc.,
          a public company which developed gaming Software. Duties include setting policy for management and other Board related reponsibilities.
     President/Director   1986 to present   DLN Financial, Inc., mortgage
          brokerage firm and mortgage loan originators. Duties include setting policy for management and other Board related responsibilities.
     Founder/Board Chairman   1999 to present   Tierra Telecom, Inc., a
          company which manufactures telephone Switches. Duties include setting policy for management and other Board related responsibilities.
     Co-Founder, President/Director   1976 to present   Contexual Trading
          Company, Inc., owner of Food Palace grocery store and related Food Palace fresh food and grocery products. Duties include overseeing day to day activity of the retail grocery business and its related services and other Board related responsibilities.

     Nazar Najor, Secretary/Treasurer & Director:
     --------------------------------------------

     Mr. Nazar Najor is an experienced business executive with an extensive retail grocery, restaurant and real estate development background. Mr. Najor is currently the Chief Executive Officer of Live Oak Springs Resort in Boulevard, California. Mr. Najor developed the entire resort and oversees the operation of all departments of the resort, including the restaurant, market, lodging facilities, mobile home park, recreational vehicle park and PUC water company.

     In addition to Mr. Najor's development and overseeing the operations of the Live Oak Springs Resort, Mr. Najor also acts as an integral member of the Board of Directors of Contexual Trading Company, Inc., owner of the "Food Palace Supermarket", San Diego, California. Mr, Najor has owned and managed the Lakeshore Farms Market in Lakeside, California and owned and managed the Rackhouse Restaurant in Lakeside, California.

     Mr. Najor has a diverse educational background in business, law and communications for a period of over 20 years, including 5 years of Philosophy and Science. Mr. Nazar Najor does not have a degree in any subject.

     Mr. Najor is married with four children and enjoys Tai Chi, Yoga and River Rafting

     Daniel Najor and Nazar Najor have been the only two officers and directors since the inception of the Company on April 21, 1998.

Summary of Business Experience of Nazar Najor within the last five years.

     Secretary/Treasurer/Director   January, 2002 to present   Food Palace
          International, Inc. Duties includes all secretary/treasurer and director duties. Mr. Nazar Najor is not responsible for the day to day activity of the Company. President & Board Chairman from April, 1998 to January, 2002 of the predecessor company, Tejon Acquisition Corp. Duties included the acquisition of the Company's license.
     Secretary/Treasurer/Director   January, 2002 to present   Callingcard
          International, Inc.  Duties include all
          secretary/treasurer/director duties. President & Board Chairman from April, 1998 to January, 2002 of the predecessor corporation, Tver Acquisition Corp. Duties included the acquisition and development of the Callingcard technology.

     Chief Executive Officer/Director   1984 to present   Live Oaks Springs
          Resort. Duties include all phases of the Resort's operation and day to day activity.
     Director 1996 to present   Contexual Trading Company, Inc.

Daniel Najor and Nazar Najor have been the only two officers and directors of the Company since its inception on April 21, 1998. Mr. Nazar Najor was President and Board Chairman of the predecessor company, Tejon Acquisition Corp.; Mr. Daniel Najor was Secretary/Treasurer & Director of the predecessor company, Tejon Acquisition Corp.

     Mr. Daniel anticipates spending at least 8 hours per week on the Company's business and operations if the Company only received the minimum proceeds from this offering. In the event that the Company receives between the minimum and $1,000,000 from this offering, Mr. Daniel Najor plans on spending at least 8 hours per week on the Company's business and operations. Should the Company receive between $1,000,000 and the maximum proceeds of $4,000,000 from this offering, Mr, Daniel Najor will spend at least 8 hours per week on the Company's business and operations.
Mr. Nazar Najor anticipates spending 5 hours per month on the Company's duties regardless of the amount of proceeds which may be received. Mr. Daniel Najor and Mr. Nazar Najor are brothers. There are no formal employment agreements with Daniel Najor or Nazar Najor and there are no employment agreements planned or anticipated at this time. Neither Daniel Najor nor Nazar Najor plan to be compensated with any salary until the Company may achieve profitable operations. In such event, Daniel Najor and Nazar Najor will each initially be compensated at a salary not to exceed $75,000 per annum. There will be no compensation accrued for any officer or director services prior to the time the Company may be profitable.

                              ADVISORY BOARD

     Mr. Nazar Najor, will act as Advisory Board Chairman for a term of two years. Mr. Nazar Najor is actively recruiting the Company's first advisors. All advisors shall be compensated with restricted shares of the Company's common stock commensurate with their services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of January 31, 2001, the Company's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by the Company to own beneficially, more than 5% of its shares of common stock, and the shares of common stock holdings of all Executive Officers and Directors and Significant Employees as a group. Each person has sole voting and investment power with respect to the shares of common stock shown.

 _________________________________________________________________________

                                                       Percentage
                                        Shares         of Shares
 Name                                   Owned          Owned
 _________________________________________________________________________
 Daniel Najor, President and
   Board Chairman
 3550 National Avenue
 San Diego, California 92113            250,000         5.785%
 _________________________________________________________________________

                                                                         25

 Nazar Najor, Secretary/Treasurer
  & Director                            250,000         5.785%
  3550 National Avenue
  San Diego, California 92113
 _________________________________________________________________________

 ALL EXECUTIVE OFFICERS & DIRECTORS
 AND SIGNIFICANT EMPLOYEES, AND
 BENEFICIAL OWNERS AS A GROUP           500,000        11.57%
 _________________________________________________________________________


                         DESCRIPTION OF SECURITIES

     The following description of the Company's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by the Company's Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

     The authorized capital stock of the Company consists of 110,000,000 shares of stock: 100,000,000 shares of common stock having a par value of $0.001 per share of common stock and 10,000,000 shares of preferred stock having a par value of $0.001 per share of preferred stock. The Articles of Incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of the Company's common stock.

     The holders of shares of common stock of the Company do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares of common stock, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares of common stock will not be able to elect any of the Company's directors.

     The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the near future. Each outstanding share of common stock entitles the holder thereof to one vote per share of common stock on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of the corporation, the Company's shareholders are entitled to receive, ratably, the net assets of the Company available to shareholders after payment of all creditors. Article IV in the Company's Articles of Incorporation states that: "The holders of the preferred shares and common shares are entitled to receive the net assets of the corporation upon dissolution. The Board of Directors can restructure the issued and outstanding shares of common stock with respect to a forward or reverse split, without a shareholders meeting, general or special meeting, providing that 50% of the shareholders agree to the share reorganization within the limits of the share capitalization of 100,000,000 shares of common stock and or 10,000,000 preferred stock. Article V of the Company's Articles of Incorporation states that "Any such change of the Bylaws must be agreed to by the majority of the shareholders. The Board of Directors shall not make or alter any By-laws fixing their qualifications, classifications, terms of office or extraordinary powers without first securing the approval of the majority (50% or more) of the shareholders. Such majority approval may be obtained by the Board of Directors without the necessity of a Special or Extraordinary General Meeting of the corporation's shareholders. Such majority shareholder approval may be obtained by written proxy statement or a polling of the shareholders by telephone or telefax". The Company's Bylaws, Article II provides for an annual shareholders meeting to be held on or before June 30th of each year at 11:00 AM, at which time the shareholders shall elect a Board of Directors (every two years or otherwise appropriate) and transact any other appropriate business. The shareholders have the right to effect a change of control at the annual meeting. Special meetings of the shareholders may be called by the Board of Directors or such additional persons as may be deemed authorized by the Board of Directors provided in the Articles and Bylaws and amendments.

     As of the date of this Registration Statement, there are 4,320,000 shares of common stock issued and outstanding and 147 shareholders. There are no warrants or options issued as of this date. There are no stock option plans in effect for officers, directors and significant employees. The Company's officers and directors have been issued a total of 500,000 restricted shares of common stock each, representing 250,000 shares of common stock for each of the 2 officers/directors. To
the extent that additional shares of the Company's   common stock  are
issued,   the  relative   interests  of  existing shareholders may be
diluted. Out of the total 500,000 shares of common stock issued to the Company's officers and directors, 300,000 shares of common stock issued to the Company's officers and directors are "fully paid" for the services and expenses for the year, 2002, including rent and office expense. These office expenses and rent are paid by way of the shares of common stock distribution of 300,000 shares of common stock; 150,000 shares of common stock to Daniel Najor and 150,000 shares of common stock to Nazar Najor. The Company has its offices within the offices of the Company's President and Board Chairman, Daniel Najor at his Food Palace Supermarket in San Diego, California.

                   INTEREST OF NAMED EXPERTS AND COUNSEL

     These experts have been retained in connection with the registration of this offering of the Company's shares of common stock. Mr. Tolan Furusho, Attorney at Law, 12729 Northup Way, Bellevue, Washington 98005,
(425) 452-8639, was retained to provide the legal opinion regarding the corporation in connection with this offering. Mr. Furusho does not own shares of common stock of the Company. Andersen, Andersen & Strong, 941 East 3300 South, Salk Lake City, Utah 84106, has been engaged to provide the audited financial statements in connection with this offering.

                    DISCLOSURE OF COMMISSION POSITION ON
               INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    The Company's Bylaws, filed herewith as Exhibit 3.2, provide in ByLaw VII that it will indemnify and hold harmless each "corporate officer, director and agent" who is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                          DESCRIPTION OF BUSINESS
     Background
     ----------

     Food Palace International, Inc., "the Company", was formed as Tejon Acquisition Corp. under the laws of the State of Delaware on April 21, 1998. On January 23, 2002, Food Palace International, Inc was incorporated
in the State of Nevada.  The Delaware   corporation   entered  into  a
merger   agreement  with  the  Nevada Corporation,  pursuant  to an
Agreement and Plan of Merger and Reorganization adopted by the Board of Directors of each corporation. The effective date was January 25,
2002.  The Nevada  corporation issued its shares of common stock on a one
for one basis with the Delaware corporation.   The Company  is  in  its
early developmental and promotional  stages.   To date, the Company's
activities have been to evaluate certain business opportunities commencing with the potential market of soy based substitute milk product in the Middle East and elsewhere. That project was abandoned when the opportunity of the Company's format was presented.

     On September 18, 1998, the Company acquired the rights from Contexual Trading Company, Inc., to own and operate Latin American specialty grocery and take-out food markets with the systems and organization methods used by Contexual in their Latin American specialty grocery and take-out food market established in San Diego, California. This license provides that the Company can own, franchise or joint venture these proposed Latin American specialty grocery and take-out food markets within the United States of America. Contexual Trading Co., Inc., a California corporation,
has similar officers and directors as the Company.   This license is the
only asset of the Company and has been a zero asset value by the Company's auditors. The Company's efforts have been organizational, directed at the development of the Company's franchise and joint venture partnership
business and the raising of its initial  capital.   The Company has not
commenced commercial  operations.  The Company has no full time employees
and owns no real  estate.   The Company's  business  plan is to enter the
market with the Company's Latin American specialty grocery and take-out food store format and system on the most cost effective basis known to management, i.e. the joint venturing or franchising of large and small Latin American specialty grocery and/or food locations to owner/operator franchisees which will be further implemented upon financing.

     There are both common and preferred shares of stock authorized by the Company. The Company has a share capitalization of 100,000,000 shares of common stock at a par value of $.001 per share of common stock and 10,000,000 shares of preferred stock authorized, at a par value of $.001 per share of preferred stock. The Company's principal executive offices are located in San Diego, California within the offices of the Licensor, Contexual, at 3550 National Avenue, San Diego, California 92113. The Company does not pay rent or other office expense and is not expected to pay rent or office expenses until significant sales have been completed. The year 2002 office rent and office expenses have been paid by way of a shares of common stock distribution of 300,000 shares of common stock to the Company's officers and directors; Mr. Daniel Najor 150,000 shares of common stock and Mr. Nazar Najor 150,000 shares of common stock .

     General
     -------

     In addition to the Company's Latin American specialty grocery and take-out food store joint venture partnership and franchise format, the Company intends to create company owned full service and variation service locations or joint venture locations with potential outside investors. The Company's management believes that the Latin American specialty grocery and take-out food store format is adaptable to all major cities throughout the United States of America due to the increased popularity of Latin American food and food products.

     The Company is seeking locations of approximately 10,000 square feet for the larger, full service locations, which is one half the size of the existing model "Food Palace Supermarket" owned by the Licensor, Contexual. This lesser square footage should provide for potential higher profit margins in the Company owned or joint ventured locations and/or in the franchise locations. The smaller variable format of the bakery and take out food locations can be utilized in 3,000 square foot to 7,500 square foot locations, depending on the locations and other considerations.

     The primary objective of the business of the Company is to create a market for the Company's Latin American specialty grocery and/or Latin American specialty take out food take out business to locations initially with a large Latin American population. The management of the Company believes that the affordable price points and large selection of the Latin American specialty food products and/or take out foods of the Company's format and system will attract a segment of the general population as well as the Latin American population. The proceeds from this offering shall be partially dedicated to the acquisition of Company owned stores, if the maximum amount of shares of common stock are sold by way of this offering, and to fully implement the joint venture partnerships and franchise programs. If only a portion of the maximum amount of shares of common stock are sold by way of this offering, then the Company shall concentrate its efforts on the sale of large, full service franchises and small, variation service franchises and/or joint venture projects. See "Use of Proceeds".

     Upon the initial marketing of the Company's "Food Palace" format, the Company plans to expand its business through the joint venturing and franchising of suitable locations. The Company is also seeking joint venture partners to open and operate the Company locations. There is no assurance that the Company will ever be able to sell the Company's format to the potential joint venture partnership or franchise purchasers or that the Company's "Food Palace" format will be accepted by the consumer. Additionally, if the Company cannot obtain the necessary working capital, it is doubtful that the Company will be able to continue to operate as a going concern. The Company will only continue to operate its business as long as it is able to obtain financing.

Marketing Approach
------------------

     Upon financing and commencement of business, the Company will then attempt to advertise the Company's "Food Palace" format and solicit joint venture partners and potential franchise owner/operators. The Company may also select a tradename, suitable to tradename protection, under which to market the Company's format and supporting system. The Company will also build a website for related franchise and joint venture partnership sales.

The franchise marketing strategy, pursuant to the Company's initial market research, is the least costly and most comprehensive method to advertise at this initial stage of corporate and franchise sales development. The joint venture partnerships are potentially viable, but the Company has to commit to a financial contribution to a joint venture partnership. The Company has not conducted a formal market study in connection with the further implementation of the Company's business plan.

     The business approach used by many companies marketing new products or, in this case, a relatively selective grocery market and system, is to establish as many franchise sales as possible within the assigned
territory of the United States of America.   The Company is limited by
working capital so the management of the Company elects to utilize its limited capital to test the market and use those results to expand. Such expansion shall be financed by franchise sales, joint venture financing and/or other public financing. Direct sales on the web will
focus  through  search  engines  for the  specialty foods category.   The
Company relies heavily on the knowledge of its officers and directors and other experts who may from time to time be hired by the Company in their designated target markets.

Competition
-----------

     The Company has not conducted a market study to specifically define the competition, however there are large dominant leaders in the grocery industry which have a large selection of Latin American foods, including Safeway, Albertsons, Lucky's, Ralphs, QFC, etc. which are publicly held and well known. There are a number of Latin American take out food locations such as Taco Bell and Taco Time, but these are more "fast food" oriented. These companies are profitable, heavily financed and have resources to establish many facilities and can advertise on a local and national basis. There are a few locations which have a similar format in the specialty grocery line to the Company's grocery line, but these locations are usually 1,000 to 2,500 square feet and are owned and operated by individual or closely held corporations. These "Mom and Pop" grocers are usually unable to buy in quantity and cannot pass on lower prices to their consumers. The Company's management does not know if the large corporations or the "Mom and Pop" companies are planning on expanding into the target areas that the Company has selected.

Government Regulations Regarding Franchise Sales.
-------------------------------------------------

     All franchises sold in the United States of America are regulated by the Federal Trade Commission. Management of the Company does not perceive of any difficulty in receiving the approval from the Federal Trade Commission to sell the Company's large and small franchises. However, at the time of this offering, the Company has not sought legal counsel to research the franchise laws nor has the Company applied for clearance from any regulator regarding the proposed franchise programs. The Company is not aware of any additional governmental regulations or pending regulations pertaining to the Company's business plan.

Employees
---------

     The Company is a development stage company and currently has only two part time employees, the Company's officers and directors, Mr. Daniel Najor and Mr. Nazar Najor. The Company is currently managed by Daniel Najor, its President and Board Chairman, and Nazar Najor, Secretary/Treasurer and Director who comprise the Board of Directors. The

Company looks to the Board of Directors and Officers for their entrepreneurial skills and talents. For a complete discussion of the Officers and Directors and Significant Employees experience, see "Directors, Executive Officers, Promoters, Significant Employees And Control Persons." Management plans to use marketing consultants, franchise consultants and sales agents, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. The Company may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire shares of stock in the Company, which would dilute the ownership interest of holders of existing shares of its common stock.

Available Information and Reports to Securities Holders
-------------------------------------------------------

     The Company has filed with the Securities and Exchange Commission a Form SB-2 Registration Statement with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to the Company and its common stock, see the Registration Statement and the exhibits and schedules. The Company's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

       Upon completion of this offering, the Company will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such
periodic  reports,  proxy statements and other   information  will  be
available for inspection and copying at the website of the Commission referred to above.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus.

     This prospectus contains forward-looking statements, the accuracy of which involves risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar
expressions  are used to identify   forward-looking    statements.    This
prospectus   also   contains forward-looking statements attributed to
certain third parties relating to their estimates  regarding the potential
markets for the Company' format and supporting system.   Prospective
investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. The Company's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by the Company described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with the Company's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

Plan Of Operation
-----------------

     It is the intention of the Company to further develop its business plan and commence meaningful business operations when the offering is completed or partially completed by the sale of 25% of the shares of common stock offered or $1,000,000. The Company does not presently have any revenues and must further develop the joint venture partnership and franchise programs criteria and file those franchise programs with the Federal Trade Commission. Management of the Company will dedicate sufficient time in order to initiate its business plan once the funds become available. The Company intends to expand the business by advertising and marketing the Company's format to potential franchisees and joint venture partners once it is practicable. There is no assurance that the Company will be able to attract franchisee or joint venture partners to open Company locations.

     The Company needs sufficient capital to further implement its business plan and to commence meaningful business operations. The Company is relying upon this offering to provide the capital needs to further implement its business plan to the extent that the offering is sold. If a minimum of 25% of the offering is sold, the Company shall have a minimum of $1,000,000 which is a sufficient amount of capital to commence business and sustain that business for the first twelve months without the necessity of further financing. This $1,000,000, less the $15,000 to pay for this offering expense, would be partially spent on developing the franchise program. The development of the franchise program is estimated to cost approximately $500,000, which would include the legal expense to clear the Federal Trade Commission and the legal fees to develop franchise contracts and other necessary business documents. This $500,000 would include the retaining of franchise specialists and the brochures and all other research and market studies and promotional and research materials pursuant to the
franchise program.   There is an additional $200,000 budgeted for
advertising and marketing of the franchise stores and $285,000 for general working capital. The Company must submit its application and supporting documents to Federal Trade Commission for approval.

     Although there is no assurance that the Federal Trade Commission will allow the Company to sell franchises, the Company does not know of any reason for the Federal Trade Commission to withhold approval. If the Company is approved by the Federal Trade Commission, then the Company plans to aggressively market and develop the "Food Palace" franchise format to
potential franchisees.   It is estimated to take six months from the
receiving of the funds for the franchise program to be fully implemented. At that time, the Company plans to have suitable locations scouted and
ready for sale to the potential franchisees.   In the general funds of
$285,000, the Company plans to hire two full time marketing professionals to assist the franchise specialists in the implementation of the franchise program. It is estimated that this implementation of the franchise program would create sales for the Company, however there is no assurance that the Company will be profitable or be able to consummate any sales at all.

Results of Operations
---------------------

     During the period from April 21, 1998 through March 31, 2002, the Company and its predecessor company, Tejon Acquisition Corp., has engaged in no significant operations other than organizational activities to market the Company's "Food Palace" format and supporting system, raise initial capital and the preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by the Company during this period.

     For the current fiscal year, the Company anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to further implement its business plan. The Company anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

     The Company's business plan is to complete the development stage marketing strategy for the Company's Latin American specialty grocery and take-out foods format and system. The Company would then determine the feasibility of marketing the Company's "Food Palace" format and supporting system in various market segments on the most cost effective basis known to management.

Liquidity and Capital Resources
-------------------------------
      The Company remains  in  the  development  stage  and,  since
inception,   has experienced  no  significant   change  in  liquidity  or
capital resources or shareholders' equity. Consequently, the Company, and its predecessor company, Tejon Acquisition Corp.'s balance sheet as of March 31, 2002, reflects total assets of $0.00.

      The Company expects to carry out its plan of business as discussed above. The Company has no immediate expenses. Mr. Daniel Najor and Mr. Nazar Najor will serve in their capacities without compensation until a market is developed for the Company's "Food Palace" format and there is a Company owned location and/or joint venture partnership locations and/or franchise locations. There will be compensation for Officers and Directors once the Company commences sales and can afford to pay its management commensurate with their services, providing that their yearly salary does not exceed $75,000 per year.

     The Company is only able to further implement its business plan as the Company is able to finance the business plan. If a minimum of 25% of the offering or 1,000,000 shares of common stock are sold, then the Company will have a minimum of $1,000,000 to commence its business plan. That amount of funds will allow the Company to further implement its business plan to develop the franchise program and will be able to sustain operations for approximately next 12 months without further financing. In the event that the Company is able to achieve the sale of 50% of the offering, or 2,000,000 shares of common stock, then the Company will have a minimum of $2,000,000, less the offering costs of $15,000, and can further implement its business plan on a more expanded basis and open one Company owned store and be able to sustain operations for up to 18 months without further financing. If the Company is able to sell the maximum amount of the offering or 4,000,000 shares of common stock, the Company will have $4,000,000, less the offering costs of $15,000, and can further implement its business plan, open two Company owned stores and be able to sustain their business operations for up to approximately 24 months or longer, without the need for further financing.

      In addition, the Company may engage in a combination with another business. The Company cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which the Company may eventually combine, if ever. The Company has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

     The Company will need additional capital to carry out its business plan or to engage in a business combination if the majority of the shares of common stock offered by way of this prospectus are not sold. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to the Company or at all.

                          DESCRIPTION OF PROPERTY


     The Company   currently   maintains   its office at  the  office  of
the Company's Officers and Directors, at 3550 National Avenue, San Diego, California 92113. The Company's rent and other office expense has been paid through December 31, 2002 as part of a share issuance of 300,000 shares of common stock issued to the Company's officers and directors, Mr. Daniel Najor and Mr. Nazar Najor (150,000 each), in exchange for officers and directors services and the rent and general office expense.

      The Company's management does not believe that it will need to obtain additional office space, even after December 31, 2002, as the Food Palace Supermarket is the model for the Company's "Food Palace" format and until its business plan is more fully implemented.

      The Company does not intend to rent or purchase separate office facilities. The Company intends to operate its offices from its current facility until the business becomes profitable or when the proposed joint venture partnership program or franchise program requires another office location outside the original "Food Palace Supermarket" store. At the present time, there is no such office space identified or rented or contemplated being rented and the Company's current office rent and general office expense has been paid until December 31, 2002 as part of the 300,000 shares of common stock issuance to the Company's officers and directors.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Mr. Daniel Najor and Mr. Nazar Najor each own 5.785% of the Company's shares of common stock. Neither Mr. Daniel Najor nor Mr. Nazar Najor and no other nominee for election as a director of the Company, or the owner of five percent or more of the Company's outstanding shares of common stock, or any member of their immediate family has entered into or proposed any transaction, other than that as described herein, in which the amount involved exceeds $1,000. The officers and directors have received a total of 500,000 restricted shares of common stock representing 11.57% of the Company's shares of common stock in the amount of 250,000 shares of common stock for each of the two officers/directors. The Company does not intend to have stock options or any other remuneration contracts offered to its officers, directors of significant employees.

       There are 4,020,000 restricted, shares of common stock issued over two years ago which could be possibly sold into the marketplace under Rule 144 or Rule 144(k). These shares of common stock were issued in reliance upon the exemption provided in Section 4 (2) of the Securities Act of 1933, as amended based upon the limited number of offerees, their relationship to the Company, Mr. Daniel Najor and Mr. Nazar Najor's status as accredited investors, the shareholders being sophisticated investors, the amount of the securities offered in such offering and the manner in which such offering was effected. These 4,020,000 shares of common stock were issued in the following transactions pursuant to Section 4 (2) of the Securities Act of 1933, as amended:
                                                                         34


          200,000 shares of common stock were issued to the officers and directors of the Company for services;
          20,000 shares of common stock were issued to the 125 shareholders of Hillcrest Properties, Inc. for an option on milk substitute food product;
          3,500,000 shares of common stock were issued to the assigns of
               Contexual for the license to the "Food Palace" business 300,000 shares of common stock were issued to the assigns of
               Contexual for the consulting services pertaining the further implementation of the Food Palace license.

     Of these 4,020,000 shares of common stock, 200,000 shares of common stock are owned by the officers and directors, Daniel Najor and Nazar Najor (100,000 shares of common stock each). Ramsey Najor is an officer and director of the licensor, Contexual and, as such, is considered an
affiliate.   Out of the 4,020,000 restricted shares of common stock which could possibly be sold into the marketplace under Rule 144 or Rule 144(k), management of the Company does not know of any shareholder or been notified of any shareholder who will sell their shares of common stock prior to the Company fully implementing its business plan, however management does not have any assurance the eligible shares of common stock, pursuant to Rule 144 or Rule 144(k), will not be sold and the Company has no control over the sale of those shares of common stock. The shareholders which could possibly sell shares of common stock and the amount of shares of common stock are:

     Hillcrest Projects, Ltd. Shareholders        - 20,000 shares +
     The Owners Strata Plan #1117                 200,000 shares +
     FSI Financial Shelter, Inc.                  200,000 shares +
     Coleman Communications, Ltd.                 200,000 shares +
     242879 BC, Ltd.                              200,000 shares +
     Peru Imports, LLC                            200,000 shares +
     Moshika Investment Group                     200,000 shares +
     Mandarin Gardens Hotels, LLP                 200,000 shares +
     Hong Kong Trading Company                    200,000 shares +
     318847BC, Ltd.                               150,000 shares +
     Donna Najor                                  200,000 shares *
     Mary Ann Heidenreich                         200,000 shares *
     Ramsey Najor*                                200,000 shares *
     Gloria Najor                                 200,000 shares *
     Spencer Food Group                           200,000 shares +
     Asia Pacific Pulp Distributors               200,000 shares +
     Pacific Rim Packers Co.                      150,000 shares +
     Noah Najor                                   200,000 shares *
     Raad Audo                                    200,000 shares
     Jamil Kiryakoza                              150,000 shares
     243843 BC, Ltd.                              150,000 shares +
     Daniel Najor                                 100,000 shares
     Nazar Najor                                  100,000 shares

     * These shareholders are related to the officers and directors of the Company in the following manner: Noah Najor is the son of Nazar Najor and nephew of Daniel Najor; Donna Najor is the sister of Daniel and Nazar Najor; Mary Ann Heidenreich is the sister of Daniel and Nazar Najor; Ramsey Najor is the brother of Daniel and Nazar Najor; Gloria Najor is the sister of Daniel and Nazar Najor. None of the Najor family members are officers, directors, shareholders or affiliates of the other shareholders other than as described in this registration statement. Both Daniel Najor and Nazar Najor disavow any beneficial ownership of any of the shares of common stock issued to family members.

     + Neither Daniel Najor nor Nazar Najor are officers, directors, shareholders or affiliates of these other shareholders.
                                                                         35

     Of the 4,020,000 restricted shares of common stock issued over two years ago, 3,800,000 shares of common stock were issued to Contexual Trading Company, Inc. or their assigns for the development of the Food Palace joint venture partnership program and franchise program and franchise expansion format and supporting system. Of this amount, 3,500,000 shares of common stock were issued for the license and 300,000 shares of common stock were issued for services of the implementation of the Company's "Food Palace" format. The cost to develop the Company's format was approximately $17,500. The 3,500,000 shares of common stock issued for the license were valued at $.005 (one half cent) per share of common stock. The price of $.005 per share of common stock was determined by the Company's predecessor company, Tejon Acquisition Corp.'s Board of Directors, Nazar Najor, President and Board Chairman and Daniel Najor, Secretary/Treasurer and Director. This is a non "arms-length" transaction as the licensor, Contexual Trading Company, Inc., has similar officers and directors of the Company. The Company's financial statements do not place any value on the license on the Company's financial statements.

     In January, 2002, 300,000 shares of common stock were issued to the Company's officers and directors in exchange for their officers and directors services and for the Company's rent free office within the offices of Daniel Najor, telephone, telefax and other general expense until December 31, 2002.

     There are no parent companies to the Company and no other control persons or entities other than as described in the Prospectus.

          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No established public trading market exists for the Company 's securities. The Company has no common stock equity subject to outstanding purchase options or warrants. The Company has no securities convertible into its common stock equity. There are 4,020,000 issued and outstanding shares of common stock that could be sold pursuant to Rule 144 or Rule 144(k) under the Securities Act. The Company has not agreed to register any existing securities under the Securities Act for sale by shareholders. Except for this offering, there is no common stock equity that is being, or has been publicly proposed to be publicly offered by the Company.

     As of March 31, 2002, there were 4,320,000 shares of common stock outstanding, held by 147 shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, a portion of the Company's authorized shares of common stock will be eligible for sale.

      There are no shares of common stock subject to any stock option contract. There are no stock option contracts for any officer, director or significant employees and there are no stock option contracts contemplated.

      The amount of stock available for sale under the Rule 144 or Rule 144(k) of the Securities Act is 4,020,000 which includes 2 00,000 shares of common stock issued to the officers and directors.

     There are no shares of the Company's common stock which are subject to registration rights. There are no other share of common stock agreements that are subject to registration.

                                                                         36


      To date, the Company has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon the Company's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

      Investors should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     - Control of the market for the security by one or a few broker-dealers that are often related to the promoter or to the company;
     - Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
     - "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
     - excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
     - the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

     One of more of the above could cause the investor to lose all or part of the investment.

                           EXECUTIVE COMPENSATION

         No officer or director has received any cash remuneration from the Company. The two officers and directors have received a total of 500,000 (250,000 each) restricted shares of common stock in exchange for their management services. The following table sets forth the executive compensation:


                         SUMMARY COMPENSATION TABLE


     Name &                                                 Other
     Principal                                              Annual
     Position                 Year      Salary    Bonus     Compensation
     --------------------------------------------------------------------
     Daniel Najor             1998      None      None      $100*
     Board Chairman, CEO
                              2002      None      None      $150*

     Nazar Najor              1998      None      None      $100*
     Sec./Treas., Director
                              2002      None      None      $150*

     * These amounts represent 100,000 restricted shares of common stock issued to each of the above, valued at the par value price of $.001 for accounting purposes

     All of the above officers who each received 250,000 restricted shares of common stock have no other remuneration, or stock options, promised or agreed upon for their services.

                                                                         37

     The Company has not entered into any employment stock option contracts for officers and directors and key management. It is possible that the Company will adopt a plan to pay or accrue compensation to its officers and directors and key management for services related to the further implementation of the Company's business plan commensurate with the
Company's overall sales and projected  profits.   The Company has no
formalized stock option contracts, no retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future once the
Company has achieved a profitable level of sales.   The Company has no
employment stock option contracts with key personnel and has no other incentive compensatory plan or arrangement with any executive officer or director of the Company. The Officers and Directors currently do not receive any cash compensation from the Company and for their services as members of the Board of Directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships And Related Transactions."


                            FINANCIAL STATEMENTS

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.




                                                                         38



                     FOOD  PALACE  INTERNATIONAL,  INC.
                        (Development Stage Company)
                               BALANCE SHEETS
                     March 31, 2002 and December 31, 2001
===========================================================================


                                                      Mar 31       Dec 31
                                                       2002         2001
                                                   -----------  -----------
ASSETS
CURRENT ASSETS

  Cash                                             $    -       $    -
                                                   -----------  -----------
     Total Current Assets                          $    -       $    -
                                                   ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

  Accounts payable                                    $ 1,537  $     -
                                                   -----------  -----------
     Total Current Liabilities                          1,537        -
                                                   -----------  -----------
STOCKHOLDERS' EQUITY

  Preferred stock
     10,000,000 shares authorized at $0.001
     par value; no shares outstanding                   -            -
  Common stock
     100,000,000 shares authorized at $0.001
     par value; 4,320,000  shares issued and
     outstanding on March 31;
     4,020,000 shares on December 31                     4,320       4,020
  Capital in excess of par value                        1,866       (3,500)
  Deficit accumulated during development stage         (7,723)        (520)
                                                   -----------  -----------
       Total Stockholders' Deficiency                  (1,537)       -
                                                   -----------  -----------
                                                   $    -       $    -
                                                   ===========  ===========


 The accompanying notes are an integral part of these financial statements.

                                                                         39



                     FOOD  PALACE  INTERNATIONAL,  INC.
                        (Development Stage Company)
                          STATEMENTS OF OPERATIONS
          For the Three Months Ended March 31, 2002 and 2000 the
        Period April 21, 1998 (date of inception ) to Mach 31, 2002

===========================================================================

                                                               Apr 12, 1998
                                        Mar 31,       Mar 31,           to
                                          2002          2001   Mar 31, 2002
                                   ------------  ------------  ------------

REVENUES                           $     -       $     -       $     -

EXPENSES                                 7,203         -             7,723
                                   ------------  ------------  ------------
NET LOSS                           $    (7,203)  $     -       $    (7,723)
                                   ============  ============  ============

NET LOSS PER COMMON SHARE

  Basic                            $     -       $     -
                                   ------------  ------------
WEIGHTED AVERAGE
   OUTSTANDING SHARES

  Basic - (stated in 1,000's)            4,320         4,020
                                   ------------  ------------

 The accompanying notes are an integral part of these financial statements.

                                                                         40


                     FOOD  PALACE  INTERNATIONAL,  INC.
                        (Development Stage Company)
                          STATEMENT OF CASH FLOWS
        For the Three Months Ended March 31, 2002 and 2001 and the
        Period April 21, 1998 (date of inception ) to March 31, 2002

=========================================================================

                                                                    Apr 12, 1998
                                             Mar 31,       Mar 31,           to
                                               2002          2001   Mar 31, 2002
                                        ------------  ------------  ------------

CASH FLOWS FROM
  OPERATING ACTIVITIES

  Net loss                              $    (7,203)  $     -       $    (7,723)

  Adjustments to reconcile net loss
  to net cash provided by operating
  activities

     Change in accounts payable               1,537         -             1,537
     Issuance common stock for expenses         300         -               820
     Contributions to capital - expenses      5,366         -             5,366
                                        ------------  ------------  ------------
     Net Change in Cash from Operations       -             -             -
                                        ------------  ------------  ------------
CASH FLOWS FROM INVESTING
  ACTIVITIES
                                              -             -             -
                                        ------------  ------------  ------------
CASH FLOWS FROM FINANCING
  ACTIVITIES                                  -             -             -
                                        ------------  ------------  ------------
  Net Increase (Decrease) in Cash             -             -             -

  Cash at Beginning of Period                 -             -             -
                                        ------------  ------------  ------------
  Cash at End of Period                 $     -       $     -       $     -
                                        ============  ============  ============

 The accompanying notes are an integral part of these financial statements

                                                                         41


                     FOOD  PALACE  INTERNATIONAL,  INC.
                        ( Development Stage Company)
                    STATEMENTS OF CASH FLOWS (Continued)
        Period April 21, 1998 (Date of Inception ) to March 31, 2002

===========================================================================
=====

SCHEDULE OF NONCASH OPERATING ACTIVITIES

Issuance of 520,000 common shares for expenses
  - related parties -  1998                           $       520
                                                      ------------
Issuance of 3,500,000 common shares for license
  - related parties - 1998                                  -
                                                      ------------
Issuance of 300,000 common shares for services
  - related parties - 2002                                    300
                                                      ------------
Contributions to capital - expenses                         5,366
                                                      ------------










 The accompanying notes are an integral part of these financial statements.


                                                                         42



                     FOOD  PALACE  INTERNATIONAL, INC.
                       NOTES TO FINANCIAL STATEMENTS

===========================================================================

1.   ORGANIZATION

The Company was incorporated under the laws of the state of Delaware on April 21, 1998 with authorized common stock of 20,000,000 shares at a par value of $0.001 and preferred stock of 10,000,000 at a par value of $0.001 with the name "Tejon Acquisition Corp". On January 25, 2002 the domicile was changed to the state of Nevada with an increase in the authorized common stock to 100,000,000 shares with the same par value and a name change to "Food Palace International, Inc." No terms or conditions have been determined for the preferred stock.

The Company is engaged in the activity of the establishment of a Company owned and franchising of a proprietary specialty Latin American grocery
store and full service bakery and delicatessen   and is currently seeking
financing to market the  system. The Company is in the development stage.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
------------------
The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------
The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes
------------
On March 31, 2002, the Company had a net operating loss available for carry forward of $7,723. The income tax benefit of approximately $2,317 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the Company has no
operations.   The loss carryover will  expire in  2023.

Basic and Diluted Net Income (Loss) Per Share
---------------------------------------------
Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income
(loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of the preferred share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.



                                                                         43


                     FOOD  PALACE  INTERNATIONAL, INC.
                       NOTES TO FINANCIAL STATEMENTS

===========================================================================

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Instruments
---------------------

The carrying amounts of financial instruments, including accounts payable, are considered by management to be their estimated fair values.

Estimates and Assumptions
-------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Comprehensive Income
--------------------

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity.

Recent Accounting Pronouncements
--------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  SIGNIFICANT TRANSACTIONS  WITH  RELATED  PARTIES

The Company acquired a license, from a related party,  for  the exclusive
proprietary rights   to market, distribute, and franchise a specialty Latin
American grocery store, an on-site tortilla factory,  a full service
bakery, and a take out  delicatessen   for North America.  The license
includes recipes, formulations, operational format, systems and marketing materials. No value was recorded for the license agreement because a predecessor cost was undeterminable.

30% of the outstanding common capital stock of the Company has been acquired by Daniel Najor (president and board chairman) and Nazar Najor (secretary treasure and director) and their families.

The Company has issued common capital stock to the related parties above as follows:

     520,000 common shares for expenses  -  1998                 $     520
                                                                 ----------
     3,500,000 common shares for a license - 1998                     -
                                                                 ----------
     300,000 common shares for services -  2002                        300
                                                                 ----------

Officer-directors have made contributions to capital of $5,366 by the payment of Company expenses.

                                                                         44


                     FOOD  PALACE  INTERNATIONAL, INC.
                       NOTES TO FINANCIAL STATEMENTS

===========================================================================

4.  GOING CONCERN

The Company intends to further develop  the license agreement outlined in
Note 3, however, there is sufficient working capital to be successful in this effort.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing which will enable the Company to operate for the coming year.

The accompanying balance sheets of Food Palace International Inc. ( development stage company) at March 31, 2002 and December 31, 2001, and the related statement of operations and cash flows for the three months ended March 31, 2002, and 2001 and the period April 21, 1998 to Mach 31, 2002 have been prepared by the Company's management in conformity with generally accepted accounting principles in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that can be expected for the year ending December 31, 2002.





                                                                         45


Part II - Information Not Required in Prospectus
------------------------------------------------

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Bylaws provide that it indemnify its agents which includes its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of the Company or a fiduciary of an employee benefit plan, or is or was serving at the request of the Company as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     Liability   insurance  will  be  purchased   following  the Company's
proposed financing. The effect of these provisions is potentially to indemnify the Company's Directors and Officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:
(a) acts or  omissions  of the  director  finally  adjudged  to be
intentional   misconduct   or  a  knowing   violation   of  law;   (b)
unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     The Bylaws of the Company filed as Exhibit 1.2, provide that it will indemnify its agents, i.e. officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of the Company, absent a finding of negligence or misconduct in office. The Company's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not the Company has the power to indemnify such person against liability for any of those acts.

                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The Company estimates the expense of this offering is as follows:

SEC registration fee . . . . . . . . . . . . . . . . . . . . . . . . $ 956.
Printing and engraving expenses. . . . . . . . . . . . . . . . . . . 1,250.
Attorneys' fees and expenses . . . . . . . . . . . . . . . . . . . . 5,000.
Accountants' fees and expenses . . . . . . . . . . . . . . . . . . . 5,000.
Transfer agent's and registrar's fees and expenses . . . . . . . . . . 500.
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,294.

Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $15,000.
                                                                   ========

         The Registrant will bear all expenses shown above.

                                                                         46


                  RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, the Company has sold or issued the following shares of restricted common stock under Section 4 (2) of the Securities Act of 1933, as amended, due to a limited number of offerees, their relationship to the Company, Mr. Daniel Najor and Mr. Nazar Najor's status as accredited investors, the status of the other shareholders as sophisticated investors, the amount of securities offered in such offering, and the manner in which such offering was effected.

  May 3, 1998 -          200,000 restricted shares of  common stock  were
                         issued in exchange for officers and directors services. These shares of common stock were issued to: 100,000 to Daniel Najor, President and Board Chairman 100,000 to Nazar Najor,
                         Secretary/Treasurer and Director

  July 14, 1998 -        20,000 restricted shares of common stock were
                         issued to the 125 shareholders of Hillcrest
                         Projects, Ltd. for an option to market a soy substitute milk product.

  September 18, 1998     3,500,000 restricted shares of common stock were
                         issued to Contexual Trading Co., Inc. (or assigns) for the license rights to the Company's Latin
                         American specialty grocery and take-out food store concept. These 3,500,000 common shares of stock were issued to the following:

                                          Amount of      Compensation
  Shareholder:                            Shares         for Issuance

  The Owners Strata Plan #1117**          200,000        Consulting Fees
  FSI Financial Shelter, Inc.**           200,000        Consulting Fees
  Coleman Communications, Ltd.**          200,000        Consulting Fees
  242879 BC, Ltd.**                       200,000        Consulting Fees
  Peru Imports, LLC**                     200,000        Consulting Fees
  Moshika Investment Group**              200,000        Consulting Fees
  Mandarin Gardens Hotels, LLP**          200,000        Consulting Fees
  Hong Kong Trading Company**             200,000        Consulting Fees
  318847BC, Ltd.**                        200,000        Consulting Fees
  Donna Najor*                            200,000        Consulting Fees*+
  Mary Ann Heidenreich*                   200,000        Consulting Fees*+
  Ramsey Najor*                           200,000        Consulting Fees*+
  Gloria Najor*                           200,000        Consulting Fees*+
  Spencer Food Group**                    200,000        Consulting Fees*+
  Asia Pacific Pulp Distributors**        200,000        Consulting Fees*+
  Pacific Rim Packers, Ltd.**             200,000        Consulting Fees*+
  Noah Najor*                             200,000        Consulting Fees*+
  Raad Audo                               150,000        Consulting Fees

*These shareholders are related to the officers and directors of the Company in the following manner:
Noah Najor is the son of Nazar Najor and nephew of Daniel Najor; Donna Najor is the sister of Daniel Najor and Nazar Najor; Mary Ann Heidenreich is the sister of Daniel Najor and Nazar Najor; Ramsey Najor is the brother of Daniel Najor and Nazar Najor; Gloria Najor is the sister of Daniel and Nazar Najor;

                                                                         47


*+ These shareholders derived their shares as a result of Daniel Najor's consulting services to the Company and Daniel Najor gifted these common shares of stock to family members. Daniel Najor and Nazar Najor disavow any beneficial ownership of the common shares of stock issued to family members.
** Neither Daniel Najor nor Nazar Najor are officers, directors, shareholders or affiliates of these business entities. These business entities have either contributed to the Company's concept of marketing the Latin American specialty grocery and take-out food store to franchisees or joint venture partners or intend to contribute to the Company concept.


     September 24, 1998   300,000 restricted common shares of stock were
     issued to Contexual Trading Co., Inc,. (or assigns) for the management services pertaining to the license agreement.

     These 300,000 common shares of stock were issued to the following:

  Shareholder                 Amount of Shares    Compensation for Issuance

  243843 B.C., Ltd.           150,000             Consulting Fees
  Jamil Kiryakoza             150,000             Consulting Fees

     January 24, 2002, - 300,000 restricted common shares of stock were issued in exchange for officers and directors services, as well as rent and general office expense. These shares of common stock were issued to:
          150,000 to Daniel Najor
          150,000 to Nazar Najor


                                  Exhibits

     The following exhibits are filed as part of this Registration
Statement:


  Exhibit
  Number    Description
  -------   -----------------------------------------------------------
  2.1       Articles of Merger & Plan of Reorganization & Change of
            Domicile

  3.1       Articles of Incorporation

  3.2       Bylaws

  4.1       Specimen Stock Certificate

  4.2       Stock Subscription

  5.1        Opinion Re: Legality

  23.1      Consent of Auditors

                                                                         48


                                UNDERTAKINGS

The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.


     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                                                         49


                                 SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on June 18, 2002.

FOOD PALACE INTERNATIONAL, INC.


By: /s/ Daniel Najor
    ------------------------
    Daniel Najor, President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

___________________________________________________________________________


     /s/   Daniel Najor                                       June 18, 2002
     ----------------------
     Daniel Najor             President, Board Chairman,
                              Principal Executive Officer,


     /s/  Nazar Najor                                         June 18, 2002
     ----------------------
     Nazar Najor              Secretary/Treasurer &
                              Director and
                              Principal Financial
                              and Accounting Officer
__________________________________________________________________________







                                                                         50